--------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2005

--------------------------------------------------------------------------------
                                                  Registration No. 333- ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                          Delaware                                                  38-1794485
(State or Other Jurisdiction of Incorporation or Organization)          (IRS Employer Identification No.)

                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
                    (Address of Principal Executive Offices)

              MASCO CORPORATION 2005 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------- --------------------- ------------------------- -------------------
  Title of Each Class of      Proposed Maximum      Proposed Maximum
     Securities to be             Amount to          Offering Price            Aggregate              Amount of
        Registered            be Registered (1)       Per Share(2)         Offering Price(2)      Registration Fee(2)
---------------------------- -------------------- --------------------- ------------------------- -------------------
  Common Stock (par value
    $1.00 per share)(3)          25,000,000              $32.84               $821,000,000           $96,631.70
---------------------------- -------------------- --------------------- ------------------------- -------------------

(1) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable by reason of the antidilution provisions of the Incentive Plan in the event of stock splits, stock dividends or similar transactions.

(2) Computed solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange July 19, 2005.

(3) Includes related Preferred Stock Purchase Rights under the Registrant's Rights Agreement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

         (a) Masco Corporation's (the "Company's") Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

         (c) The Company's Current Reports on Form 8-K dated January 1, 2005, March 22, 2005, April 5, 2005, May 10, 2005 and June 10, 2005 and Amendment No. 1 dated February 2, 2005 to Current Report on Form 8-K dated December 7, 2004.

         (d) The description of the Company's common stock contained in the amendment on Form 8 dated May 22, 1991 to the Company's registration statement on Form 8-A (except that the transfer agent and registrar is now The Bank of New York, New York, New York) and the description of the Company's preferred stock purchase rights contained in the amendment on Form 8-A 12B/A dated March 18, 1999 to its registration statement on Form 8-A (except that each outstanding share of common stock has one-half of one right to purchase one one-thousandth of a share of preferred stock).

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of Delaware against all expense, liability and loss (including without limitation attorneys' fees, judgements, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

         Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         The Company's directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit No.                             Description

            4.a Restated Certificate of Incorporation of the Company and amendments thereto. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

            4.b         Bylaws of the Company, as amended December 5, 2001.
                        Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

            *5          Opinion of John R. Leekley

            *23.a       Consent of PricewaterhouseCoopers LLP.

            *23.b       Consent of John R. Leekley, which is included as part of
                        Exhibit 5.

            *24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

            99          Masco Corporation 2005 Long Term Stock Incentive Plan.
                        Incorporated by reference to the Exhibit filed with the Company's Current Report on Form 8-K dated May 10, 2005.

----------
*Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 26th day of July, 2005.

                                           MASCO CORPORATION


                                           By  /s/Richard A. Manoogian
                                             -----------------------------------
                                                    Richard A. Manoogian
                                                    Chairman of the Board and
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                           TITLE                         DATE

PRINCIPAL EXECUTIVE OFFICER:


/s/ Richard A. Manoogian                             Chairman of the Board               July 26, 2005
------------------------------------                 and Chief Executive Officer
    Richard A. Manoogian


PRINCIPAL FINANCIAL OFFICER AND
  PRINCIPAL ACCOUNTING OFFICER:


/s/ Timothy Wadhams                                  Senior Vice President and
------------------------------------                 Chief Financial Officer             July 26, 2005
     Timothy Wadhams

/s/ Dennis W. Archer                                 Director                            July 26, 2005
------------------------------------
    Dennis W. Archer


/s/ Thomas G. Denomme                                Director                            July 26, 2005
------------------------------------
    Thomas G. Denomme


/s/ Peter A. Dow                                     Director                            July 26, 2005
------------------------------------
    Peter A. Dow


/s/ Anthony F. Earley, Jr.                           Director                            July 26, 2005
---------------------------
    Anthony F. Earley, Jr.


/s/ Verne G. Istock                                  Director                            July 26, 2005
------------------------------------
    Verne G. Istock


/s/ David L. Johnston                                Director                            July 26, 2005
------------------------------------
    David L. Johnston


/s/ J. Michael Losh                                  Director                            July 26, 2005
------------------------------------
    J. Michael Losh


/s/ Mary Ann Van Lokeren                             Director                            July 26, 2005
---------------------------
    Mary Ann Van Lokeren

                                INDEX TO EXHIBITS


         Exhibit No.                           Description

            4.a Restated Certificate of Incorporation of the Company and amendments thereto. Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form
                        10-K for the year ended December 31, 2002.

            4.b         Bylaws of the Company, as amended December 5, 2001.
                        Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended
                        December 31, 2002.

            *5          Opinion of John R. Leekley

            *23.a       Consent of PricewaterhouseCoopers LLP.

            *23.b       Consent of John R. Leekley, which is included as part of
                        Exhibit 5.

            *24 Power of Attorney, included on the Signatures page of this Registration Statement on Form S-8.

            99          Masco Corporation 2005 Long Term Stock Incentive Plan.
                        Incorporated by reference to the Exhibit filed with the Company's Current Report on Form 8-K dated May 10, 2005.

----------
*Filed herewith.